EXHIBIT 10.28

FIRST AMENDMENT TO TENANTS IN COMMON AGREEMENT

THIS First Amendment (the “Amendment”) to the Tenants In Common Agreement (the “Agreement”) is made as of the 21st day of July 2004, by and between JAMES H. VEGHTE (hereafter “Jamie”), having a principal residence at 37 Lambert Road, New Canaan, CT, and 37 LAMBERT ROAD LLC, (hereafter “the LLC”) a Connecticut limited liability company having a principal place of business at Seaview House, 70 Seaview Avenue, Stamford, CT 06902.

WHEREAS, Jamie and the LLC entered into the Agreement dated June 23, 2004, governing their respective rights and obligations with respect to certain property known as 37 Lambert Road, New Canaan, CT (hereafter “the Property) which Jamie and the LLC were under contract to purchase;

WHEREAS, Jamie and the LLC purchased the Property effective July 1, 2004;

WHEREAS, Jamie and the LLC desire to amend the Agreement as permitted thereunder;

NOW, THEREFORE, in consideration of certain mutual covenants, promises and obligations, the receipt and sufficiency of which are hereby acknowledged, Jamie and the LLC hereby agree to amend the Agreement as follows:

The second Paragraph of Section 4 of the Agreement is hereby amended as follows:

The LLC (78.2%) and Jamie (21.8%) shall each pay real estate property taxes on the Property in accordance with their respective ownership interest in the Property. The LLC and Jamie shall each be entitled to any tax deductions available under the Federal and/.or State Tax Code in connection with the payment of said real estate property taxes to the extent of their respective payments of same.

Section 12 (d) of the Agreement is hereby amended as follows:

Jamie shall pay rent to the LLC on a quarterly, not monthly, basis.

All other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

37 LAMBERT ROAD LLC

/s/ James H. Veghte	By: /s/ Steven P. Agosta
James H. Veghte	Steven P. Agosta
Its: V.P. & Manager